Exhibit 99.1

Herbalife Ltd. Announces Record Second Quarter 2013 and Raises 2013 Earnings Guidance

  Second quarter worldwide volume growth of 14 percent compared to the prior year period.
  Second quarter adjusted1 EPS of $1.41 increased 29 percent compared to the prior year period.
  Raising FY’13 adjusted EPS guidance to a range of $4.83 to $4.95.
  Generated $214 million in operating cash flow during the second quarter
  Board of directors approved a $0.30 per share quarterly dividend.

LOS ANGELES--(BUSINESS WIRE)--July 29, 2013--Herbalife Ltd. (NYSE: HLF) today reported second quarter net sales of $1.2 billion, reflecting an increase of 18 percent compared to the same time period in 2012, on volume point growth of 14 percent. Adjusted1 net income for the quarter of $150.7 million, or $1.41 per diluted share, compares to the second quarter 2012 net income of $132.0 million and EPS of $1.09, respectively. On an as reported basis, second quarter 2013 EPS of $1.34 increased 23 percent compared to the $1.09 reported in the comparable quarter last year.

“We reported our fifteenth quarter in a row of double digit top-line growth, reflecting the success that our products and distribution model are having in markets around the world helping to mitigate the adverse effects of the obesity epidemic. The second quarter record results for volume point and net sales were driven by the ongoing engagement of our distributors and consumer demand for our weight loss and nutrition products worldwide,” said Michael O. Johnson, Herbalife’s chairman and CEO.

For the quarter ended June 30, 2013 the company generated cash flow from operations of $213.8 million, an increase of 56 percent compared to 2012; paid dividends of $30.9 million and invested $31.3 million in capital expenditures.

Second Quarter 2013 Key Metrics2,3

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
Region	2Q'13	Yr/Yr % Chg	2Q'13	Yr/Yr % Chg
North America	339.9	11%	72,282	10%
Asia Pacific	316.9	1%	70,802	15%
EMEA	179.3	16%	48,008	12%
Mexico	219.9	8%	62,940	13%
South & Central America	222.6	33%	54,614	30%
China	85.9	49%	14,070	18%
Worldwide Total	1,364.5	14%	311,503	15%

Updated 2013 Guidance

Guidance for fully diluted 2013 EPS is based on the average daily exchange rates of the first two weeks of July 2013. Our 2013 guidance continues to assume a Venezuelan exchange rate of 10 to 1 for the balance of the year, excludes the impact of the February devaluation of the bolivar as well as any potential future devaluation, and excludes the impact of any repatriation of existing cash balances in Venezuela. Guidance for the year also excludes the following which were recognized in the first half of the year: $15.1 million in expenses (post-tax), mostly legal and advisory services relating to the Company’s response to information put into the marketplace by a short seller which information the Company believes to be inaccurate and misleading, and $2.7 million in expenses (post-tax) incurred for the re-audit of 2010-2012 financial statements resulting from KPMG LLP’s resignation, as well as any additional expenses related to these matters that are expected to be incurred in the second half of the year.

Based on current business trends the company’s third quarter fiscal 2013 and full year fiscal 2013 guidance is provided below.

	Three Months Ending		Twelve Months Ending
	September 30, 2013		December 31, 2013
	Low	High	Low	High
Volume Point Growth vs 2012	11.5%	13.5%	11.5%	13.5%
Net Sales Growth vs 2012	16.5%	18.5%	16.0%	18.0%
Diluted EPS as adjusted	$1.09	$1.13	$4.83	$4.95
Cap Ex ($ millions)	$40.0	$50.0	$165.0	$185.0
Effective Tax Rate	22.5%	24.5%	24.5%	26.5%

Announces Quarterly Dividend

The company reported today that its board of directors has approved a dividend of $0.30 per share to shareholders of record August 13, 2013, payable on August 27, 2013.

Second Quarter 2013 Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, July 30, 2013 at 8 a.m. PST (11 a.m. EST).

The dial-in number for this conference call for domestic callers is (877) 317-1296 and (706) 634-5671 for international callers (conference ID 11550232). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 11550232). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global nutrition company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in over 80 countries through and to a network of independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains a significant amount of information about Herbalife, including financial and other information for investors at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

• the resignation of our former independent registered public accounting firm, its withdrawal of its audit reports with respect to certain of our historical financial statements, and any difficulties PricewaterhouseCoopers, our successor accounting firm encounters in the re-audits of such relevant historical financial statements or any material modifications to such historical financial statements PricewaterhouseCoopers believes should be made as a result of such re-audits;

• any collateral impact resulting from the ongoing worldwide financial environment, including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a difficult economic environment;

• our relationship with, and our ability to influence the actions of, our distributors;

• improper action by our employees or distributors in violation of applicable law;

• adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

• changing consumer preferences and demands;

• our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;

• the competitive nature of our business;

• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;

• legal challenges to our network marketing program;

• risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

• uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

• uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;

• uncertainties relating to the interpretation, enforcement or amendment of legislation in India governing direct selling;

• our inability to obtain the necessary licenses to expand our direct selling business in China;

• adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

• our dependence on increased penetration of existing markets;

• contractual limitations on our ability to expand our business;

• our reliance on our information technology infrastructure and outside manufacturers;

• the sufficiency of trademarks and other intellectual property rights;

• product concentration;

• changes in tax laws, treaties or regulations, or their interpretation;

• taxation relating to our distributors;

• product liability claims;

• whether we will purchase any of our shares in the open markets or otherwise; and

• share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

1 See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail.

2 Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com.

3 Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some sales leaders are active in more than one region but are counted only once in the worldwide amount.

RESULTS OF OPERATIONS:

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited and Unreviewed) (1)

	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012 (2)	6/30/2013	6/30/2012 (2)

North America	$247,564	$224,661	$469,037	$435,372
Mexico	145,638	119,449	278,527	236,558
South and Central America	222,362	152,583	441,877	318,054
EMEA	186,286	161,635	355,871	315,627
Asia Pacific	299,240	296,548	610,986	556,496
China	118,149	77,072	186,588	134,016
Worldwide net sales	1,219,239	1,031,948	2,342,886	1,996,123
Cost of Sales	247,224	203,737	473,201	399,881
Gross Profit	972,015	828,211	1,869,685	1,596,242
Royalty Overrides	379,551	335,195	743,580	652,728
SGA	400,107	306,310	764,827	602,703
Operating Income	192,357	186,706	361,278	340,811
Interest Expense - net	5,559	3,169	10,932	4,542
Income before income taxes	186,798	183,537	350,346	336,269
Income Taxes	43,636	51,586	88,311	96,387
Net Income	143,162	131,951	262,035	239,882

Basic Shares	102,993	116,557	103,551	116,376
Diluted Shares	107,083	121,482	107,589	122,182

Basic EPS	$1.39	$1.13	$2.53	$2.06
Diluted EPS	$1.34	$1.09	$2.44	$1.96

Dividends declared per share	$0.30	$0.30	$0.60	$0.60

(1) As a result of the resignation of KPMG, the unaudited interim financial information presented has not been reviewed by an outside independent accounting firm. See Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2013.

(2) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2013, prior year amounts have been revised for income tax errors that were considered not material, individually or in the aggregate, to any of the prior reporting periods.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited and Unreviewed) (1)

	Jun 30,	Dec 31,
	2013	2012 (2)

ASSETS
Current Assets:
Cash & cash equivalents	$849,703	$333,534
Receivables, net	110,790	116,139
Inventories	331,529	339,411
Prepaid expenses and other current assets	160,444	145,624
Deferred income taxes	51,499	49,339
Total Current Assets	1,503,965	984,047

Property, plant and equipment, net	255,206	242,886
Deferred compensation plan assets	24,934	24,267
Deferred financing cost, net	6,165	7,462
Other assets	47,250	48,805
Marketing related intangibles and other intangible assets, net	310,993	311,186
Goodwill	105,490	105,490
Total Assets	$2,254,003	$1,724,143

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$77,535	$75,209
Royalty overrides	235,994	243,351
Accrued compensation	82,113	95,220
Accrued expenses	227,468	181,523
Current portion of long term debt	68,819	56,302
Advance sales deposits	51,574	49,432
Income taxes payable	48,751	61,325
Total Current Liabilities	792,254	762,362

Non-current liabilities
Long-term debt, net of current portion	893,767	431,305
Deferred compensation plan liability	32,981	29,454
Deferred income taxes	60,033	62,982
Other non-current liabilities	41,349	42,557
Total Liabilities	1,820,384	1,328,660

Contingencies

Shareholders' equity:
Common shares	103	107
Paid-in capital in excess of par value	305,742	303,975
Accumulated other comprehensive loss	(44,283)	(31,695)
Retained earnings	172,057	123,096
Total Shareholders' Equity	433,619	395,483

Total Liabilities and Shareholders' Equity	$2,254,003	$1,724,143

(1) As a result of the resignation of KPMG, the unaudited interim financial information presented has not been reviewed by an outside independent accounting firm. See Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2013.
(2) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2013, prior year amounts have been revised for income tax errors that were considered not material, individually or in the aggregate, to any of the prior reporting periods.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited and Unreviewed)(1)

	Six Months Ended
	6/30/2013	6/30/2012 (2)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$262,035	$239,882
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	42,310	36,613
Excess tax benefits from share-based payment arrangements	(15)	(27,212)
Share based compensation expenses	15,253	12,497
Amortization of deferred financing costs	1,295	572
Deferred income taxes	(7,939)	(8,476)
Unrealized foreign exchange transaction (gain) loss	(44)	(4,909)
Foreign exchange loss from Venezuela currency devaluation	15,116	-
Other	(674)	120
Changes in operating assets and liabilities:
Receivables	(312)	(21,317)
Inventories	(3,646)	(14,476)
Prepaid expenses and other current assets	(13,150)	(9,367)
Other assets	(534)	(3,124)
Accounts payable	4,586	22,948
Royalty overrides	(2,051)	7,932
Accrued expenses and accrued compensation	43,761	(3,516)
Advance sales deposits	4,481	5,199
Income taxes	(12,546)	20,661
Deferred compensation plan liability	3,527	3,416
NET CASH PROVIDED BY OPERATING ACTIVITIES	351,453	257,443
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(56,048)	(39,719)
Proceeds from sale of property, plant and equipment	33	43
Deferred compensation plan assets	-	(2,609)
NET CASH USED IN INVESTING ACTIVITIES	(56,015)	(42,285)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(61,823)	(70,310)
Borrowings from long-term debt	513,227	806,560
Principal payments on long-term debt	(38,250)	(454,371)
Share repurchases	(165,726)	(505,636)
Excess tax benefits from share-based payment arrangements	15	27,212
Proceeds from exercise of stock options and sale of stock under
employee stock purchase plan	971	10,356
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	248,414	(186,189)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(27,683)	(1,578)
NET CHANGE IN CASH AND CASH EQUIVALENTS	516,169	27,391
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	333,534	258,775
CASH AND CASH EQUIVALENTS, END OF PERIOD	849,703	286,166
CASH PAID DURING THE YEAR
Interest paid	$12,004	$5,884
Income taxes paid	$117,120	$86,214

(1) As a result of the resignation of KPMG, the unaudited interim financial information presented has not been reviewed by an outside independent accounting firm. See Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2013.
(2) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2013, prior year amounts have been revised for income tax errors that were considered not material, individually or in the aggregate, to any of the prior reporting periods.

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and unreviewed), (Dollars in Thousand, Except Per Share Data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors in analyzing period to period comparisons of the Company’s results.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012 (3)	6/30/2013	6/30/2012 (3)
	(in thousands)

Net income, as reported	$143,162	$131,951	$262,035	$239,882
Venezuela devaluation impact (net of $2,217 and $6,808 tax benefit for the
three and six months ended June 30, 2013, respectively) (1)(2)	(2,217)	-	8,307	-
Expenses incurred responding to attacks on the Company's business model (net of $953 and $2,468 tax benefit for the three and six months
ended June 30, 2013, respectively)(1)	7,125	-	15,104	-
Expenses incurred for the re-audit of 2010 to 2012 financial statements due to resignation of KPMG (net of $796 tax benefit for the three and six months
ended June 30, 2013)(1)	2,661	-	2,661	-
Net income, as adjusted	$150,731	$131,951	$288,107	$239,882

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012 (3)	6/30/2013	6/30/2012 (3)

Diluted earnings per share, as reported	$1.34	$1.09	$2.44	$1.96
Venezuela devaluation impact (net of $2,217 and $6,808 tax benefit for the
three and six months ended June 30, 2013, respectively) (1)	(0.02)	-	0.08	-
Expenses incurred responding to attacks on the Company's business model (net of $953 and $2,468 tax benefit for the three and six months
ended June 30, 2013, respectively)(1)	0.07	-	0.14	-
Expenses incurred for the re-audit of 2010 to 2012 financial statements due to resignation of KPMG (net of $796 tax benefit for the three and six months
ended June 30, 2013)(1)	0.02	-	0.02	-
Diluted earnings per share, as adjusted	$1.41	$1.09	$2.68	$1.96

(1) The income tax impact of the non-GAAP adjustments is based on forecasted items affecting the Company's 2013 full year GAAP effective tax rate. Adjustments to forecasted items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of the non-GAAP adjustments in subsequent periods.
(2) The amount for the three months ended June 30, 2013 relates to the change in tax benefit, as explained in note 1, for the Venezuela devaluation that was recorded in the first quarter.
(3) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2013, prior year amounts have been revised for income tax errors that were considered not material, individually or in the aggregate, to any of the prior reporting periods.

The following is a reconciliation of total long-term debt to net debt:

	6/30/2013	12/31/2012

Total long-term debt (current and long-term portion)	$962,586	$487,607
Less: Cash and cash equivalents	849,703	333,534
Net debt	$112,883	$154,073

CONTACT:
Herbalife Ltd.
Media Contact:
Barbara Henderson
SVP, Worldwide Corp. Comm.
213.745.0517
or
Investor Contact:
Amy Greene
VP, Investor Relations
213.745.0474